UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 11, 2012
Jones Soda Co.
(Exact Name of Registrant as Specified in Its Charter)
Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

1000 First Avenue South, Suite 100, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)
(206) 624-3357
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On September 11, 2012, Jones Soda Co. (the Company) received notification from The Nasdaq Stock Market (Nasdaq) stating that the Company's common stock will be delisted from the Nasdaq Capital Market effective at the open of the market on September 20, 2012. The delisting of the Company's common stock is a result of the Company's failure to regain compliance with the $1 minimum bid price for its common stock for continued listing, pursuant to Nasdaq's Listing Rule 5550(a)(2). The Company does not intend to request an appeal hearing regarding the delisting.
The Company expects that its common stock will trade on the OTCQB Marketplace under the Company's current symbol “JSDA” upon delisting from the Nasdaq Capital Market, or as soon as practicable thereafter. The OTCQB is a market tier operated by the OTC Market Group Inc. for over-the-counter traded companies. The delisting will be completed once Nasdaq files a Form 25-NSE Notification of Delisting with the Securities and Exchange Commission (SEC). The delisting and transition to the OTCQB does not change the Company's obligations to file periodic and other reports with the SEC under applicable federal securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO.

Date:	September 17, 2012	By:	/s/ Carrie L. Traner
Carrie L. Traner, Vice President of Finance